Exhibit 4.1
BROWN-FORMAN CORPORATION
Officers’ Certificate Delivered Pursuant to
Sections 1.02, 2.02 and 3.01 of the Indenture Dated as of April 2, 2007
          1. The undersigned, the President and Chief Executive Officer and Executive Vice President and Chief Financial Officer of Brown-Forman Corporation (the “Company”), hereby certify that:
     a. This Certificate is delivered to U.S. Bank National Association (the “Trustee”), as trustee, pursuant to Sections 1.02, 2.02 and 3.01 of the Indenture, dated as of April 2, 2007 (the “Indenture”), between the Company and the Trustee in connection with the Company Order dated January 9, 2009 for the authentication and delivery by the Trustee of $250,000,000 aggregate principal amount of 5% Notes due 2014 (the “Notes”).
     b. The undersigned have read all covenants and conditions of the Indenture relating to the creation of the Notes.
     c. The statements made herein are based either upon the personal knowledge of the persons making this Certificate or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.
     d. In the opinion of the undersigned, they have made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not all conditions provided for in the Indenture with respect to the Company Order have been complied with.
     e. In the opinion of the undersigned, all conditions precedent provided in the Indenture to the authentication by the Trustee of the Notes have been complied with, and such Notes may be delivered in accordance with the Company Order as provided in the Indenture.
     f. The term of the Notes (including the Form of the Notes) shall be as set forth in Exhibit A, as established pursuant to resolutions duly adopted by the Pricing Committee of the Board of Directors of the Company on January 6, 2009 (a copy of such resolutions being attached hereto as Exhibit B).

          IN WITNESS WHEREOF, the undersigned have hereunto executed this Certificate as of January 9, 2009.

/s/ Paul C. Varga
Name:	Paul C. Varga
Title:	President and Chief Executive Officer

/s/ Donald C. Berg
Name:	Donald C. Berg
Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT A
(Terms of the Notes)

BROWN-FORMAN CORPORATION
5% Notes due 2014
          A series of Securities is hereby established pursuant to Section 3.01 of the Indenture dated as of April 2, 2007 (the “Indenture”) between Brown-Forman Corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), as follows (each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture):
          1. The title of the 5% Notes due 2014 shall be “5% Notes due 2014” (the “Notes”).
          2. The limit upon the aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes) is $250,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased before or after the issuance of any Notes by a Board Resolution (or action pursuant to a Board Resolution) to such effect.
          3. The issue date for the Notes shall be January 9, 2009.
          4. The Scheduled Maturity Date of the Notes shall be February 1, 2014.
          5. Principal and interest on the Notes shall be payable at the office of the Trustee in Louisville, Kentucky.
          6. The Notes will be issued at 99.634% of their face amount.
          7. The Notes will bear interest at 5% per annum.
          8. The date from which interest shall accrue for the Notes shall be January 9, 2009. The Interest Payment Dates on which such interest shall be payable shall be February 1 and August 1 of each year, commencing August 1, 2009. The record dates for the interest payable on the Notes on any Interest Payment Date shall be January 16 or July 16, as the case may be, next preceding such Interest Payment Date.
          9. Not applicable.
          10. The 2014 Notes are subject to redemption at the option of the Company, as set forth in the 2014 notes.

          11. The Company shall have no obligation to redeem, purchase or repay Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.
          12. The Notes shall be in global form under the Indenture and shall be exchangeable for individual Securities only as set forth in Section 3.05 of the Indenture. The Depository Trust Company is hereby designated as the Depositary for the Securities in global form under the Indenture.
          13. Not applicable.
          14. Notes may be issued in denominations of $2,000 and integral multiples of $1,000 above that amount.
          15. Not applicable.
          16. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
          17. Not applicable.
          18. Not applicable.
          19. Not applicable.
          20. Not applicable.
          21. Not applicable.
          22. Not applicable.
          23. Not applicable.
          24. Not applicable.
          25. Not applicable.
          26. Not applicable.
          27. Not applicable.

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          28. All provisions set forth in Sections 4.02 and 4.03 of the Indenture shall apply to the Notes.
          29. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Annex A hereto (the “Form of Note”), and the Notes shall have the additional terms set forth in the Form of Note.

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ANNEX A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

No. R-1	CUSIP No. 115637 AJ9
BROWN-FORMAN CORPORATION
5% NOTE DUE 2014
     BROWN-FORMAN CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $250,000,000 (TWO HUNDRED FIFTY MILLION DOLLARS) on February 1, 2014, and to pay interest on said principal sum semi-annually on February 1 and August 1 of each year, commencing, August 1, 2009, at the rate of 5% per annum from January 9, 2009, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the fifteenth day (whether or not a New York Business Day) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.
     Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by checks mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated: January 9, 2009	BROWN-FORMAN CORPORATION

	By:	Donald C. Berg
		Title:	Executive Vice President and Chief Financial Officer

	By:	Gerard J. Anderson
		Title:	Senior Vice President, Corporate Finance — Treasurer

Attest:

Nelea A. Absher
Title:	Vice President, Associate General Counsel and Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Officer

REVERSE OF NOTE
BROWN-FORMAN CORPORATION
5% NOTE DUE 2014
     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 2, 2007 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), limited in aggregate principal amount to $250,000,000.
     The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, at a redemption price equal to (A) the greater of (i) 100% of the principal amount of the Notes to be redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payment of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, as determined by the Reference Treasury Dealer, plus (B) in each case, accrued and unpaid interest on the Notes to the redemption date; provided that if the date fixed for redemption is a date on or after the Record Date and on or before the next following Interest Payment Date, then the interest payable on such date shall be paid to the Holder of record on the relevant Record Date.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
     “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     “Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Reference Treasury Dealers” means each of (a) Banc of America Securities, LLC, (b) Citigroup Global Markets Inc., (c) J.P. Morgan Securities Inc. and (d) one additional primary dealer of U.S. government securities in New York City that the Company appoints to act as a Reference Treasury Dealer from time to time, in each case and their respective successors; provided, however, that if any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company shall substitute another primary dealer of U.S. government securities.
     “Treasury Rate” means, with respect to any redemption date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the date fixed as a redemption date.
     In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.
     If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in addition thereto. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.
     All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.
Dated: ______________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.